UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 20, 2008

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On November 21, 2008 (the “Closing Date”), HF Financial Corp. (the “Company”) entered into a Letter Agreement, including a Securities Purchase Agreement—Standard Terms incorporated therein (collectively, the “Agreement”), with the United States Department of the Treasury (the “Treasury Department”) pursuant to which the Company issued and sold to the Treasury Department (i) 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share and having a liquidation preference of $1,000 per share (the “Preferred Stock”), and (ii) a ten-year warrant (the “Warrant”) to purchase up to 302,419 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial exercise price of $12.40 per share, for an aggregate purchase price of $25 million in cash.  The securities were issued and sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Cumulative dividends on the Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by the Company’s Board of Directors.  The Preferred Stock has no maturity date.  The Company may, at its option, redeem the Preferred Stock at the liquidation preference prior to the first dividend payment date falling after the third anniversary of the Closing Date only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Agreement) in excess of $6.25 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  After three years, the Company may, at its option, redeem the Preferred Stock at the liquidation preference plus accrued and unpaid dividends.  The Preferred Stock is generally non-voting.

The Warrant is immediately exercisable; however, the Treasury Department may generally only transfer or exercise the Warrant with respect to an aggregate of one-half of the Warrant Shares until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $25 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009, that result in the Company receiving aggregate gross proceeds of not less than $25 million, the number of Warrant Shares then held by the Treasury Department will be reduced by one-half of the original number of Warrant Shares.  The Warrant also includes customary anti-dilution provisions which provide for the adjustment of the exercise price and the number of Warrant Shares upon the occurrence of certain events.  The Treasury Department has agreed not to exercise voting power with respect to any Warrant Shares issued upon exercise of the Warrant.

Prior to November 21, 2011, unless the Company has redeemed the Preferred Stock or the Treasury Department has transferred the Preferred Stock to a non-affiliated third party, the consent of the Treasury Department will be required for the Company to (i) make distributions or pay dividends on the Common Stock (other than regular quarterly cash dividends of not more than $0.1125 per share, which is the amount of the most recent regular dividend declared by the Company) or (ii) redeem, purchase or acquire shares of Common Stock or other equity or capital securities of the Company, other than in connection with the administration of its benefit plans consistent with past practice and certain other circumstances specified in the Agreement.

Under the Certificate of Designations described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase Common Stock or other equity or capital securities of the Company will be subject to restrictions in the event the Company fails to declare and pay (or set aside for payment) full dividends on the Preferred Stock.

Pursuant to the terms of the Agreement, the Company agreed to certain restrictions on executive compensation that could limit the tax deductibility of compensation the Company pays to its Senior Executive Officers (as defined in the Agreement).  The Company also agreed that, until such time as the Treasury Department ceases to own any securities acquired from the Company pursuant to the Agreement and the Warrant, the Company will (i) take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation thereunder that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant and (ii) not adopt any benefit plans with respect to, or which cover, its Senior Executive Officers that do not comply with Section 111(b) of EESA.  The applicable Senior Executive Officers of the Company have (1) entered into letter agreements (the “SEO Letter Agreements”) with the Company consenting to the foregoing and (2) executed a waiver (the “SEO Waiver”) voluntarily waiving any claim against the Treasury Department or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with Section 111(b) of EESA.

The foregoing summary of the Agreement, the Warrant, the Certificate of Designations, the SEO Letter Agreement and the SEO Waiver is not intended to be complete and is qualified in its entirety by reference to such documents, which are attached as Exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03        Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Certificate of Incorporation, as amended, establishing the terms of the Preferred Stock.  The Certificate of Designations was effective immediately upon filing.  A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01        Other Events.

On November 21, 2008, the Company issued a press release announcing the issuance and sale of the Preferred Stock and the Warrant.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated November 19, 2008.

4.1	Warrant to Purchase Common Stock, dated November 21, 2008.

4.2	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

10.1

Letter Agreement, dated November 21, 2008, including Securities Purchase Agreement—Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	Form of Letter Agreement with Senior Executive Officers.

10.3	Form of Waiver executed by Senior Executive Officers.

99.1	Press release dated November 21, 2008.

*          *          *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	November 21, 2008	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Date:	November 21, 2008	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)